Exhibit 10.19
FIRST AMENDMENT
to
NATURAL GAS PIPELINE TRANSPORTATION AGREEMENT
Dated as of June 28, 2000
between
BAMAGAS COMPANY
and
CALPINE ENERGY SERVICES, L.P.
     This FIRST AMENDMENT to the NATURAL GAS PIPELINE TRANSPORTATION AGREEMENT (“Amendment”) is entered into on this 1st day of September, 2001, between BAMAGAS Company and Calpine Energy Services, L.P. (collectively the “Parties” and/or individually a “Party”).
     WHEREAS, the Parties desire to modify the Natural Gas Pipeline Transportation Agreement dated as of June 28, 2000, between BAMAGAS Company and Calpine Energy Services, L.P. (“Agreement”):
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, the Parties agree as follows:
1. The definition of “Point(s) of Delivery” in Exhibit 3 of the Agreement is hereby deleted and replaced with the following definition:
“Point(s) of Delivery” shall mean the proposed interconnection between the BAMAGAS Pipeline and the upstream side of the most northerly 16” valve located inside a one hundred by one hundred foot gas metering station located in the southwest quarter of the northwest quarter and the northwest quarter of the southwest quarter of Section 4, Township 5 South Range 5 West, Morgan County, Alabama.
2. The definition of “Primary Point(s) of Delivery” in Article I of the Agreement is hereby deleted and replaced with the following definition:
“Primary Point(s) of Delivery” shall mean the point of interconnection between the BAMAGAS Pipeline and the upstream side of the most northerly 16” valve located inside a one hundred by one hundred foot gas metering station located in the southwest quarter of the northwest quarter and the northwest quarter of the southwest quarter of Section 4, Township 5 South Range 5 West, Morgan County, Alabama.
3. The definition of “ROW” in Article I of the Agreement is hereby deleted.

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4. The definition of “BAMAGAS Lateral(s)” in Article I of the Agreement is hereby deleted and replaced with the following definition:
“BAMAGAS Lateral(s)” shall mean the non FERC jurisdictional pipeline(s) to be constructed by BAMAGAS for the purpose of transporting Natural Gas from the pipeline facilities of Midcoast Interstate Transmission Company to the (a) Primary Point(s) of Delivery and (b) the Primary Point(s) of Delivery (as defined in the Decatur Energy Center Construction and Transportation Agreement), which pipeline(s) shall be used for the testing of the Morgan Energy Center and for Gas transportation service during time periods that the Pipeline is unavailable to transport the Firm Transportation Quantity as provided for herein.
5. Except as provided in numbered paragraphs 1-4 above, there are no other changes to the Agreement under which this Amendment is issued and the Agreement remains in full force and effect. To the extent of any inconsistency between this Amendment and the Agreement, the Agreement shall govern, except to the extent explicitly modified by this Amendment.
     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their respective names by duly authorized officers in duplicate originals on the day and year first entered above.

CALPINE ENERGY SERVICES, L.P.		BAMAGAS COMPANY

By:	/s/ Diana Knox	By:	/s/ I.J. Berthelot
Name:	Diana Knox	Name:	I.J. “Chip” Berthelot
Title:	Sr. Vice President	Title:	Vice President Commercial Activity

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